Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 (this “Amendment”) dated as of August 14, 2026 to the Loan and Security Agreement dated as of February 7, 2025 (as amended by Amendment No. 1 dated as of September 5, 2025, as amended by Amendment No. 2 dated as of May 13, 2026 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan and Security Agreement”), among 26North BDC, Inc., a Maryland corporation, as borrower (the “Company”); 26North Direct Lending LP, a Delaware limited partnership (the “Portfolio Manager”); the Lenders party hereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

WHEREAS, the parties hereto have agreed to amend the Loan and Security Agreement as set forth below.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Loan and Security Agreement as amended by this Amendment.

ARTICLE II

AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

Section 2.01 Amendments to Loan and Security Agreement. Each of the parties hereto agrees that, effective on the Third Amendment Effective Date, the Loan and Security Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan and Security Agreement attached as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Company and Portfolio Manager represents and warrants to each other party hereto solely with respect to itself that on and as of the Third Amendment Effective Date, the following statements are true and correct in all material respects:

(a)
it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Amendment and to consummate the transactions herein contemplated;

1

(b)
the execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated herein have been duly authorized by it and this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)
the representations and warranties of the Company and Portfolio Manager contained in Section 6.01 of the Loan and Security Agreement or any other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date (except to the extent expressly limited therein to a specific date, in which case on and as of such date); and
(d)
no Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Amendment Effective Date. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)
Execution and Delivery of this Amendment. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Company, Portfolio Manager and the Lenders.
(b)
Payment of Fees and Expenses. The Administrative Agent shall have received payment of all fees and expenses due and payable as of the date hereof, including the reasonable and documented fees and expenses of counsel for the Administrative Agent, as set forth in Section 10.04 of the Loan and Security Agreement.
(c)
Representations and Warranties. Each of the representations and warranties contained in Article III above shall be true and correct, and the Administrative Agent shall have received a certificate of an officer of the Company to such effect.
(d)
Corporate Documents. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of any directors or officers of the Company and Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Amendment, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company and Portfolio Manager and any other legal matters relating to the Company and Portfolio Manager, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)
Opinion of Counsel. The Administrative Agent shall have received favorable opinions of counsel to each Loan Party, covering such matters relating to the transactions contemplated hereby as reasonably requested by the Administrative Agent, and in form and substance reasonably acceptable to the Administrative Agent.

2

(f)
Upfront Fee. JPM shall have received from Company an upfront fee of $1,832,465.75, which shall be fully earned and due and payable on, and subject to the occurrence of, the Third Amendment Effective Date. Once paid, such fee or any part thereof payable hereunder shall not be refundable under any circumstances, expect as otherwise agreed in writing by the parties hereto.

Section 4.02 Effects of this Amendment.

(a)
Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the existing Loan and Security Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Loan and Security Agreement or any other provision of the existing Loan and Security Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan and Security Agreement or any other Loan Document in similar or different circumstances.
(b)
From and after the Third Amendment Effective Date, each reference in the Loan and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Loan and Security Agreement in any other Loan Document shall be deemed a reference to the Loan and Security Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Loan and Security Agreement and the other Loan Documents.

ARTICLE V

REAFFIRMATION

Section 5.01 Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, each of the Company and Portfolio Manager acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan and Security Agreement, as amended hereby).

ARTICLE VI

MISCELLANEOUS

Section 6.01 Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.02 Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its invoiced reasonable costs and expenses in connection with this Amendment to the extent required pursuant to Section 10.04 of the Loan and Security Agreement.

3

Section 6.03 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any Signature Law, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 6.04 Headings. Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

26North bdc, inc., as Company

By:	/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Authorized Signatory

26north direct lending LP, as Portfolio Manager
By: 26North Direct Lending GP LLC
Its: General Partner

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Senior Partner

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jeffrey Davidovitch
Name:	Jeffrey Davidovitch
Title:	Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Jeffrey Davidovitch
Name:	Jeffrey Davidovitch
Title:	Managing Director

Exhibit A

LOAN AND SECURITY AGREEMENT

dated as of

February 7, 2025

among

26North BDC, Inc., as Borrower

The Lenders Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

and

26North Direct Lending LP,
as Portfolio Manager

- i -

- ii -

Schedules

Schedule 1.01(A)	Borrower Information

Schedule 1.01(B)	Transaction Schedule

Exhibits

Exhibit A	Form of Request for Advance

Exhibit B	Form of Borrowing Base Certificate

Annexes

Annex A	Definitions Annex

- iii -

LOAN AND SECURITY AGREEMENT dated as of February 7, 2025 (this “Agreement”) among 26North BDC, INc., a Maryland corporation (the “Borrower”); 26North Direct Lending LP, a Delaware limited partnership (the “Portfolio Manager”); the Lenders party hereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the Borrower (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1.01(B) hereto (the “Transaction Schedule”).

Accordingly, the parties hereto hereby agree as follows:

Certain Defined Terms

“Account Control Agreement” means, for the Collateral Account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent executed by (i) the Borrower, (ii) the Administrative Agent and (iii) the financial institution maintaining such account.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule with respect to the applicable currency plus 2% per annum.

“Adjusted Term CORRA” means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment; provided, further, that, in the event that the Adjusted Term CORRA is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advance Rate” means, as of any date of determination, the applicable percentage set forth in the table below opposite the corresponding Minimum Funded Condition:

Minimum Funded Condition	Advance Rate
From the Third Amendment Effective Date to, but excluding, the first date the Minimum Funded Condition (40%) is satisfied	50%
From and including the first date the Minimum Funded Condition (40%) is satisfied to, but excluding, the first date the Minimum Funded Condition (45%) is satisfied	55%
From and including the first date the Minimum Funded Condition (45%) is satisfied to, but excluding, the first date the Minimum Funded Condition (50%) is satisfied	60%
From and including the first date the Minimum Funded Condition (50%) is satisfied	65%

~~“Advance Rate” means 50%.~~

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Borrower’s or the Portfolio Manager’s knowledge, threatened against or affecting the Borrower or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Borrower, include the obligors under any portfolio investment of the Borrower. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Investor” means any Investor that is an Affiliate of the Portfolio Manager.

“Aggregate Capital Called” has the meaning set forth in the definition of “Advance Rate”.

“Agreed Currency” means U.S. Dollars and each Permitted Non-USD Currency.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Alternative Investment Vehicle” means an alternative investment vehicle, parallel fund and/or feeder fund, collective investment vehicle, real estate investment trust, group trust or other investment vehicle created in accordance with the Borrower Constituent Documents.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including the Investment Company Act) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, as of any date, the applicable margin for Advances as set forth on the Transaction Schedule for such date.

“Applicable Non-USD Currency Cap” means, as of any date, (a) with respect to any Advances denominated in EUR, 30%, (b) with respect to any Advances denominated in CAD, 20%, (c) with respect to any Advances denominated in GBP, 10% and (d) with respect to any Advances denominated in CHF, 5%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Financing Commitments represented by such Lender’s Financing Commitment. If the Financing Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Financing Commitments most recently in effect, giving effect to any assignments at the time of determination.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Calculation Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01(h).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, with respect to (i) Advances denominated in U.S., Dollars, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Calculation Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), (ii) Advances denominated in CAD, the Canadian Prime Rate and (iii) with respect to Advances denominated in GBP, EUR or CHF, the applicable Reference Bank Base Rate. Any change in the applicable Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Term SOFR Rate, the Canadian Prime Rate or the Reference Bank Base Rate, respectively, shall be effective from and including the effective date of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.01(h) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.01(h)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. In the event that the applicable Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Base Rate Advance” means any Advance bearing interest at a rate determined by reference to the applicable Base Rate.

“Benchmark” means, initially, the applicable Reference Rate for such Agreed Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such applicable Reference Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)
in the case of any Advance denominated in U.S. Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)
otherwise, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated or bilateral credit facilities denominated in the applicable Permitted Non-USD Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated or bilateral credit facilities denominated in the applicable Permitted Non-USD Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of Request for Advances or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available

Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning set forth in the introductory section of this Agreement.

“Borrower Constituent Documents” means the Amended and Restated Bylaws of the Borrower, adopted September 6, 2023, the Articles of Amendment and Restatement of the Borrower, dated as of September 6, 2023, any Subscription Agreement, Side Letter, or other equivalent governing document in the applicable jurisdiction of the Borrower, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

“Borrower Revolver” means that certain revolving credit facility of the Borrower, which may be unsecured or secured by all of any portion of the Borrower’s assets other than any Collateral, to be entered into by the Borrower on or after the Effective Date with the Administrative Agent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that the Borrower Revolver shall not interfere with the Administrative Agent’s security interest in any of the Collateral, including, without limitation, any Unfunded Capital Commitments.

“Borrower Status” has the meaning set forth in Section 6.01(z).

“Borrowing Base” means on any date of determination, the product of (i) the Advance Rate and (ii) Eligible Unfunded Capital Commitments as of such date.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B.

“Borrowing Base Cure” means, on any date of determination, the prepayment by the Borrower of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) during the Borrowing Base Cure Period and in an amount such that immediately after giving effect to such prepayment and the application of proceeds thereof, the Borrowing Base Test is satisfied.

“Borrowing Base Cure Failure” means the failure by the Borrower to effect a Borrowing Base Cure as set forth in the definition of such term.

“Borrowing Base Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 5:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a failure of the Borrowing Base Test and ending at the close of business in New York two (2) Business Days thereafter; provided, that in the event the Borrower delivers a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent within such two (2) Business Day period, then the Borrowing Base Cure Period shall solely to the extent of the requested capital contribution under such Capital Call Confirmation Package be extended to the close of business in New York ten (10) Business Days following the conclusion of such two (2) Business Day period (the “Extended Cure Period”); provided, further, that (a) if the Borrower becomes aware that any portion of the requested capital contribution under such Capital Call Confirmation Package will not be timely made within such Extended Cure Period, then the Borrowing Base Cure Period shall end on the earlier of (i) two (2) Business Days following the date the Borrower becomes so aware and (ii) the conclusion of the Extended Cure Period and (b) a Capital Call Confirmation Package may be delivered no more than one time in any ten (10) Business Day period.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if aggregate principal amount of outstanding Advances is less than or equal to the Borrowing Base, as calculated by the Administrative Agent.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in each of New York City and the city in which the corporate trust office of the Administrative Agent is located; provided that, in addition to the foregoing, a Business Day shall be, (i) in relation to Term Benchmark Advances denominated in U.S. Dollars and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Advances or any other dealings of such Term Benchmark Advances, any such day that is only a U.S. Government Securities Business Day, (ii) in relation to Advances denominated in GBP, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in London, England and the city in which the corporate trust office of the Administrative Agent is located, (iii) in relation to Advances denominated in Euros and in relation to the calculation or computation of EURIBOR Rate, “Business Day” shall mean any day which is a TARGET Day and on which banks are open for business in the city in which the corporate trust office of the Administrative Agent is located (iv) in relation to Advances denominated in CAD, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada and the city in which the corporate trust office of the Administrative Agent is located and (v) in relation to any RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advance, or any other dealings in the applicable Agreed Currency of such RFR Advance, “Business Day” shall mean any such day that is only an RFR Business Day and on which banks are open for business in the city in which the corporate trust office of the Administrative Agent is located.

“CAD” means Canadian dollars.

“Calculation Period” means, with respect to any Advance, the quarterly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the first calendar day of February, May, August and November of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in February, 2025.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Adjusted Term CORRA for thirty (30) days, plus 1% per annum; provided that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Capital Call” means a call by the Borrower upon all or any Investors for payment of all or any portion of their Unfunded Capital Commitments.

“Capital Call Confirmation Package” means, with respect to the occurrence of any Event of Default (other than an Event of Default pursuant to Section 7.01 (a), (d), (e), (f), (o), (p) or (q)) the following documents, agreements and notices:

(i)
[reserved];
(ii)
a written notice from the Borrower (A) containing representations and covenants by the Borrower that (1) it has called capital or directed the fund administrator to call capital, as applicable, from its Investors in the aggregate amount specified therein, to be funded no later than the tenth Business Day following delivery of such Capital Call; (2) the Borrower will, as soon as practicable thereafter, but no later than the conclusion of such tenth Business Day, fund directly into the Collateral Account the amount of such capital contribution and (3) such Capital Calls have been made in compliance with the Borrower Constituent Documents (including that each such Investor has Unfunded Capital Commitments at least equal to the amount of Capital Call made on such Investor, which are available for the purpose contemplated hereby); (B) containing covenants by the Borrower (i) not to rescind or modify such Capital Calls, (ii) not to permit any lien on such Capital Calls or the proceeds thereof other than Liens under the Loan Documents and Permitted Liens set forth in clause (e) in the definition thereof, (iii) not to use the proceeds of such Capital Calls for any purpose other than being deposited into the Collateral Account in accordance herewith, (iv) to direct payment of proceeds of such Capital Calls to an account designated by the Administrative Agent following the occurrence and during the continuance of an Event of Default under clauses (d) or (e) of Article VII hereof (so long as such direction of payment does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code) and (v) to immediately inform the Administrative Agent if the Borrower has received written notice that the relevant Capital Commitments will not be timely satisfied and (C) attaching a copy of a representative Capital Call Notice issued to an Investor and containing the aggregate amount of capital called from all Investors; and

(iii)
a copy of the most recent financial statements for the Borrower, together with a representation from a Responsible Officer of the Borrower that such financial statements fairly present, in accordance with GAAP, the financial condition (as of the date thereof) of the Borrower.

“Capital Call Notice” means any “Drawdown Notice” (or substantially similar term) as defined in the Borrower Constituent Documents, or any other notice sent to an Investor for the purpose of making a Capital Call.

“Capital Commitment” means the capital commitment of the Investors to the Borrower in the amount set forth in the Borrower Constituent Documents or the applicable Subscription Agreement, including, for the avoidance of doubt, “Capital Commitment”, as such term is defined in the Borrower Constituent Documents.

“Capital Contribution” means, in respect of any Investor, any capital contribution or other funding made by such Investor in a Borrower in response to a Capital Call.

“Capital Event” has the meaning set forth in Section 6.02(pp).

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) at the time of acquisition thereof, has the highest rating obtainable from either S&P or Moody’s; and (vi) such other similar instruments to the extent Permitted Non-USD Currencies are invested therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Portfolio Manager or its Affiliates shall cease to be the investment advisor of the Borrower and not be replaced by an entity satisfactory to the Administrative Agent in its sole discretion or (B) the Subject Person shall cease to be involved in the business of managing the Portfolio Manager in the same or substantially similar capacity as he is as of the Effective Date.

“Charges” has the meaning set forth in Section 10.08.

“CHF” means Swiss Francs.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Account” means the account(s) set forth on the Transaction Schedule and any successor accounts.

“Commitment Fee Rate” means 0.50% per annum; provided that, at any time that the aggregate outstanding amount of the Advances is greater than or equal to the Minimum Funding Amount, the Commitment Fee Rate shall be 0.30% per annum.

“Concentration Limitation” has the meaning set forth in Annex A hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the aggregate principal amount outstanding under any Indebtedness plus the aggregate obligations under hedge agreements permitted under Section 6.02(h), in each case of the Borrower and its Subsidiaries (on a consolidated basis) as of such date to (b) the Net Asset Value of the Borrower and its Subsidiaries (on a consolidated basis) as reflected in the financial statements and certificates most recently delivered to the Administrative Agent pursuant to this Agreement (whether on the Effective Date or under Section 6.02(p)).

“Constituent Document Material Amendment” has the meaning set forth in Section 6.02(jj).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Party” has the meaning set forth in Article VII.

“Credit Sponsor” means with respect to any HNW Investor, any Person who owns and controls, directly or indirectly, all of the Equity Interests of such HNW Investor as of the date such HNW Investor becomes an Investor.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), (1) with respect to any Advance denominated in GBP, an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower and (2) with respect to any Advance denominated in CHF, an interest rate per annum equal to the greater of (a) SARON for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Advance” means any Advance bearing interest at a rate determined by reference to the Daily Simple SOFR.

“Default” means any event that, with notice or lapse of time or both, would constitute an Event of Default.

“Deliver” (and its correlative forms) means the taking of the following steps by the Borrower or the Portfolio Manager:

(1)
in the case of money, by causing such money to be deposited in the Collateral Account and by causing the financial institution maintaining such account to continuously identify on its books and records the security interest of the Administrative Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Administrative Agent pursuant to this Agreement or an Account Control Agreement, if applicable;
(2)
in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Maryland State Department of Assessments and Taxation; and
(3)
in all cases by otherwise ensuring that all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Administrative Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control.

“Dollar Equivalent” means, with respect to any amount denominated in any Permitted Non-USD Currency, the amount of U.S. Dollars that would be required to purchase such amount of such Permitted Non-USD Currency using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“Effective Date” has the meaning set forth in Section 2.04.

“Eligible Unfunded Capital Commitments” means the Unfunded Capital Commitments of all Included Investors; provided that the Unfunded Capital Commitment of any Investor shall not exceed such amount as of the Effective Date without the Administrative Agent’s consent in its sole discretion; provided further that for the purposes of calculating such Eligible Unfunded Capital Commitments, in no event shall the Eligible Unfunded Capital Commitment attributable to any Investor as of any date of determination exceed the Concentration Limitation with respect to such Investor.

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation stockholder interest, general partnership interests, limited partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the underlying assets of the Borrower are deemed to constitute “plan assets” within the meaning of the Plan Asset Rules, (2) the Borrower sponsors, maintains, contributes to, is required to contribute to or has any direct liability with respect to any Plan or (3) except as would not reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

“ERISA Investor” means any Investor that is a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

“EUR” and “€” mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with EMU Legislation.

“EURIBOR Rate” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for a three-month period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (the “EURIBOR Screen Rate”). If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. Notwithstanding anything in the foregoing to the contrary, if the EURIBOR Rate as calculated for any purpose under this Agreement is below zero, the EURIBOR Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“EURIBOR Screen Rate” has the meaning set forth in the definition of “EURIBOR Rate”.

“Event of Default” has the meaning set forth in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” means the occurrence, with respect to any Investor, of any of the following events:

(a)
such Investor shall be subject to a Bankruptcy Event or become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(b)
such Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the Borrower pursuant to its Capital Commitment or a Capital Call or its obligation to make contributions to the capital of the Borrower pursuant to its Capital Commitment or a Capital Call under any of such documents shall be or become unenforceable;
(c)
such Investor shall fail to make a Capital Contribution to the Borrower within ten (10) Business Days of when due in accordance with such Capital Call, unless the Administrative Agent elects in writing, in its sole discretion, to waive any such failure;
(d)
to the actual knowledge of any Responsible Officer of the Borrower after due inquiry, the occurrence of any circumstance or event which could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fund Capital Contributions;
(e)
such Investor amends its Subscription Agreement or Side Letter in any way that Administrative Agent determines would materially impair the rights of the Secured Parties with respect to the Collateral or the occurrence of any event which, under the terms of such Investor’s Side Letter, cancels, terminates or abates its Unfunded Capital Commitment or any obligations to fund a Capital Contribution;
(f)
such Investor is excused or excluded from making a Capital Contribution or funding amounts due under a Capital Call;
(g)
such Investor is a Sanctioned Person;

(h)
actual knowledge by a Responsible Officer of the Borrower after due inquiry of any final judgment or decree which in the aggregate exceeds twenty (20%) of the net worth of such Investor shall be rendered against such Investor which is not satisfied, discharged, stayed and fully bonded over, in each case, within thirty (30) days;
(i)
a material breach or default shall occur in the performance by such Investor of any representation, warranty, covenants or other material agreements (other than a failure to make a capital contribution described in clause (d) above) contained in the Borrower Constituent Document, and if such breach is susceptible of cure, and such Investor is diligently prosecuting such cure, only if such breach continues for more than ten (10) days after the Borrower obtaining actual knowledge of such breach;
(j)
except as consented to by the Administrative Agent, such Investor shall assign, convey, exchange, sell, set-off, transfer or otherwise dispose of (each a “Transfer”) its stockholder interests in the Borrower and/or Capital Commitment, or be released from its obligation under the Borrower Constituent Document to make contributions pursuant to a Capital Call with respect to such stockholder interests and/or Capital Commitment, provided that only such Transferred or released stockholder interests and/or Capital Commitment shall be excluded from the Eligible Unfunded Capital Commitment if less than all of such Investor’s stockholder interests and/or Capital Commitment are Transferred or released, provided, further, that if (a) such Transfer is made to another Included Investor, (b) after giving effect to such Transfer, all Concentration Limitations shall remain satisfied and (c) no Exclusion Event with respect to such Investor shall have occurred, the portion so Transferred shall continue to be included in the calculation of Eligible Unfunded Capital Commitment;
(k)
such Investor has, to the knowledge of the Borrower or the Administrative Agent, failed to fund all or any portion of a capital contribution when required pursuant to the terms of any portfolio documents with respect to the fund investment or similar investment managed by the Portfolio Manager or any of its Affiliates (including in connection with any capital call facility, subscription line or similar credit facility secured by capital commitments of such Investor with any borrower), subject to any applicable notice or cure periods;
(l)
for any HNW Investor, the Credit Sponsor with respect to such HNW Investor ceases to own and control, directly or indirectly, all of the Equity Interests of such HNW Investor;
(m)
with respect to any Pension Plan Investor or Government Pension Plan Investor, such Pension Plan Investor or a Government Pension Plan Investor fails to maintain Funding Ratio of 80%;
(n)
such Investor fails to maintain a net worth (determined in accordance with GAAP) measured at the end of each fiscal year of such Investor, of at least 75% of the net worth of such Investor as of the date such Investor became a stockholder in the Borrower as reasonably determined by the Administrative Agent (and the Administrative Agent has provided written notice to the Borrower (i) stating that such event constitutes an Exclusion Event for purposes of this Agreement and (ii) explicitly electing to exclude such Investor because of the occurrence of such event), unless such circumstance is waived by the Administrative Agent in its sole discretion;
(o)
for any Investors with a Rating, (A) such Investor ceases to have a Rating, or (B) such Rating is (x) at any time less than the greatest of BBB- (with S&P), Baa3 (with Moody’s) and BBB- (with Fitch) and (y) a Rating that is two or more rating levels lower than the Rating of such Investor as of the Effective Date;

(p)
with respect to any Investor for which the Administrative Agent, as of the Inclusion Date, has access to publicly disclosed financial statements, the Administrative Agent ceases to have such access, unless the Administrative Agent elects in writing, it its sole discretion, to waive such access (for the avoidance of doubt, as of the Effective Date, Investors with publicly disclosed financial statements to which the Administrative Agent has access are exclusively those listed opposite the heading “Effective Date Publicly Disclosing Investors” in the Transaction Schedule);
(q)
such Investor shall encumber or pledge any of its membership or stockholder interest, as applicable, in the Borrower and the related lien holder shall commence the exercise of remedies with respect to such membership or stockholder interests; provided that only such encumbered or pledged membership or stockholder interest shall be excluded from the Borrowing Base if less than all of such Investor’s membership or stockholder interest are encumbered or pledged;
(r)
such Investor’s Unfunded Capital Commitment ceases to be subject to a perfected first priority security interest in favor of the Administrative Agent pursuant to the Loan Documents;
(s)
[reserved];
(t)
in connection with any Advance, the Borrower has knowledge that such Investor has requested in writing to be excused or excluded from funding a Capital Call or making a Capital Contribution with respect to the investment being acquired or otherwise funded with the proceeds of such Advance; provided that only the portion of such Investor’s Eligible Unfunded Capital Commitment which would otherwise be contributed to fund such investment or repay the related Advance shall be excluded from the calculation of the Borrowing Base;
(u)
the occurrence of an event or circumstance occurs which would allow such Investor to assert or claim any withdrawal and/or cease-funding right pursuant to any provision of any Borrower Constituent Document relating to placement agent fees, or such Investor shall assert or claim, or inform the Borrower or the Portfolio Manager of its intention to assert or claim, any withdrawal and/or cease-funding right pursuant to any provision of any Borrower Constituent Document relating to placement agent fees; and
(v)
in the case of all ERISA Investors, the underlying assets of the Borrower constitute “plan assets” within the meaning of the Plan Asset Rules.

“Extended Cure Period” has the meaning set forth in the definition of “Borrowing Base Cure Period”.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Borrower hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, in each case, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Financing Commitment Increase Option Request.

“Financing Commitment Increase Option Request” means, on any date the request of the Borrower in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Borrower (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Amendment” means Amendment No. 1 to the Loan and Security Agreement, dated September 5, 2025, among the parties hereof.

“First Amendment Effective Date” is defined in the First Amendment.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Lender” means a Lender that is not a U.S. Tax Person.

“Funding Termination Date” means any date under the Borrower Constituent Documents after which the Borrower is restricted from issuing a Capital Call Notice to the Investors, or any date after which the Investors are not obligated to pay Capital Contributions in response to a duly issued Capital Call Notice, in either case, to repay the obligations outstanding under this Agreement.

“Funding Ratio” means: (a) for a Government Pension Plan Investor or other plan not covered by clause (b) below, the total net fair market value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for a Pension Plan Investor that is subject to Form 5500 series reporting requirements, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring the plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such Pension Plan Investor with the United States Department of Labor.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Borrower.

“GBP” means British Pounds.

“Government Pension Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“HNW Investor” has the meaning set forth in Annex A hereto.

“Inclusion Date” means, with respect to any Investor, the later to occur of (a) the Effective Date or (b) the date on which such Investor is approved by the Administrative Agent as an Included Investor.

“Included Investor” means, as of any date of determination, each Investor that (a) has been approved by the Administrative Agent; provided that after the Third Amendment Effective Date, no such Investor shall be approved as an Included Investor if the Borrower has not satisfied the Minimum Funded Condition at such time, (b) is not a JPM Investor and (c) is not subject to an Exclusion Event (except to the extent set forth in the definition thereof or waived by the Administrative Agent in its sole discretion), in each case as of such date.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Borrower and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BMO Capital Markets, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, Morgan Stanley, RBC Capital Markets, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Borrower or any Affiliate of the Borrower.

“Information” means all information received from the Borrower relating to the Borrower, the Portfolio Manager or their respective business hereunder or pursuant hereto, other than any such information that is available to a Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

“Initial Upfront Fee” has the meaning set forth in Annex A hereto.

“Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor statute, as amended.

“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in any particular investment pursuant to the Borrower Constituent Documents.

“Investor” means any Person who has been admitted as a non-managing member or shareholder or stockholder of, or who otherwise holds any Equity Interest in the Borrower pursuant to the Borrower Constituent Documents or otherwise, in each case excluding any manager of the Borrower.

“IRS” means the United States Internal Revenue Service.

“JPM Investor” means any Investor that (a) is an Affiliate of JPMCB; (b) that is managed by JPMCB or an Affiliate thereof; (c) has JPMCB or an Affiliate thereof as its trustee (but, for the avoidance of doubt, an Investor for which JPMCB or an Affiliate serves as custodian or administrator shall not be a JPM Investor); (d) has JPMCB or an Affiliate thereof is an investor; or (e) is identified by the Administrative Agent as a “JPM Investor” in writing to the Borrower (whether upon admission as a new Investor or in the event an existing Investor otherwise becomes a JPM Investor, in each case, as the Administrative Agent may so identify).

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan Documents” means this Agreement, the Account Control Agreements, if any, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower or the Portfolio Manager, (b) the ability of the Borrower or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the earlier to occur of (i) the date that is 30 days prior to any scheduled Funding Termination Date or the anticipated date of termination or dissolution of the Borrower or (ii) the Funding Termination Date or date of termination or dissolution of the Borrower.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Minimum Funded Condition” means the Minimum Funded Condition (40%), the Minimum Funded Condition (45%) and the Minimum Funded Condition (50%), as applicable.

“Minimum Funded Condition (40%)” shall be satisfied at such times that the Borrower shall have made one or more Capital Calls and the Included Investors shall have funded Capital Contributions which have not been returned to the Included Investors in a cumulative amount at least equal to 40% of the aggregate Capital Commitments of all Included Investors at any time.

“Minimum Funded Condition (45%)” shall be satisfied at such times that the Borrower shall have made one or more Capital Calls and the Included Investors shall have funded Capital Contributions which have not been returned to the Included Investors in a cumulative amount at least equal to 45% of the aggregate Capital Commitments of all Included Investors at any time.

“Minimum Funded Condition (50%)” shall be satisfied at such times that the Borrower shall have made one or more Capital Calls and the Included Investors shall have funded Capital Contributions which have not been returned to the Included Investors in a cumulative amount at least equal to 50% of the aggregate Capital Commitments of all Included Investors at any time.

“Minimum Funding Amount” has the meaning set forth in Annex A hereto.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Asset Value” has the meaning set forth in Annex A hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning set forth in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan Investor” means an Investor that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and is subject to Title IV of ERISA or Section 412 of the Code.

“Permitted Distribution” means, on any Business Day, distributions at the discretion of the Borrower to the Investors (or other permitted equity holders of the Borrower); provided that (a) no Default or Event of Default has occurred and is continuing (or would occur immediately after giving effect to such Permitted Distribution), (b) the Borrowing Base Test will be satisfied immediately after giving effect to such Permitted Distribution and (c) such distribution is not made during a Borrowing Base Cure Period.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings diligently conducted and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, securities and Cash Equivalents on deposit in or credited to one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements and netting arrangements.

“Permitted Non-USD Currency” means EUR, CAD, CHF and/or GBP, as applicable.

“Permitted Non-USD Currency Accounts” means the account(s) set forth on the Transaction Schedule in an applicable jurisdiction to hold cash, including Advances, or portfolio investments denominated in a Permitted Non-USD Currency.

“Permitted RIC Distribution” means distributions by the Borrower (from the Collateral Account or otherwise) to the extent required to allow the Borrower to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower in or with respect to any taxable year of the Borrower (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower shall not exceed 115% of the amounts that the Borrower would have been required to distribute to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition so long as (i) the Borrowing Base Test is satisfied and (ii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,500,000.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA (other than a Pension Plan Investor).

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Prospectus” means Borrower’s current offering document, and any subsequent offering document of Borrower, each as may be amended, supplemented or restated from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution), in each case, from S&P, Moody’s or Fitch.

“Reference Bank Base Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a)
in relation to Advances denominated in GBP, the Bank of England (or any successor thereto)'s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time;
(b)
in relation to Advances denominated in CHF, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time; and
(c)
in relation to Advances denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time.

“Reference Banks” means, in relation to Advances denominated in GBP, the principal office of JPMCB in London and/or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Borrower, in relation to Advances denominated in Euro, the principal office in Europe of JPMCB and, in relation to Advances denominated in CHF, the principal office of JPMCB in London or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Borrower.

“Reference Rate” means (i) with respect to Advances denominated in U.S. Dollars, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD, Adjusted Term CORRA, (iii) with respect to Advances denominated in Euros, the EURIBOR Rate and (iv) with respect to Advances denominated in GBP or CHF, the Daily Simple RFR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Portfolio Manager), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple RFR or Daily Simple SOFR, then four Business Days prior to such setting, and (4) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Regulation W” means Section 23A of the Federal Reserve Act (12 U.S.C. §371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223).

“Regulation W Affiliate” means an “affiliate” of a Secured Party, as such term is defined under Regulation W promulgated by the Federal Reserve Board.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in U.S. Dollars, the Federal Reserve Board, the NYFRB, the SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the SOFR Administrator, or, in each case any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Advances denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto (iv) with respect to a Benchmark Replacement in respect of Advances denominated in CHF, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Advances denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Screen Rate” means (i) with respect to any Advances denominated in U.S. Dollars, the Term SOFR Reference Rate, (ii) with respect to any Advances denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Advances denominated in CAD, Term CORRA.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders collectively holding an aggregate Applicable Percentage of 50.1% or more.

“Responsible Officer” means (a) the Borrower’s chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller, and a secretary or assistant secretary for the purposes of delivering incumbency certificates, or as a second Responsible Officer in any case where two Responsible Officers are acting on behalf of the Borrower; and (b) solely for purposes of notices given in connection with any Advance, prepayment or commitment termination or reduction, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent, or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered under any Loan Document that is signed by a Responsible Officer of the Borrower will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of the Borrower and such Responsible Officer will be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other Equity Interests in the Borrower now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Borrower of any shares or other Equity Interests in the Borrower now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other Equity Interests in the Borrower now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Returned Capital” means, for any Investor, if applicable, those funds returned or distributed to such Investor by the Borrower which is added back to such Investor’s Unfunded Capital Commitment pursuant to the Borrower Constituent Documents or otherwise; in each case which amount has been set forth as “Returned Capital” on a certificate from a Responsible Officer of the Borrower delivered to Administrative Agent; provided that the failure of the Borrower to deliver such certificate to Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

“RFR” means, for any Advance denominated in (a) GBP, SONIA and (b) CHF, SARON.

“RFR Advance” means an Advance that bears interest at a rate based on Daily Simple RFR.

“RFR Business Day” means, for any Advance denominated in (a) GBP, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) CHF, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a “regulated investment company” as defined in Section 851 of the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Borrower, any of its Subsidiaries or any other party to this Agreement, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Borrower or any other party to this Agreement.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the Investment Company Act and the Securities Act.

“Second Amendment” means Amendment No. 2 to the Loan and Security Agreement, dated May 13, 2026, among the parties hereof.

“Second Amendment Effective Date” is defined in the Second Amendment.

“Secured Obligations” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Side Letter” means any letter or other agreement executed by or on behalf of an Investor with the Borrower with respect to such Investor’s rights and/or obligations under its Subscription Agreement or the Borrower Constituent Document.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through the Administrative Agent’s banking facilities (or, if the Administrative Agent has notified the Borrower that it will no longer provide such services or if JPMCB is no longer the Administrative Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Subject Person” has the meaning set forth in Annex A hereto.

“Subscription Agreement” means with respect to any Investor, a “Subscription Agreement” as defined in the Borrower Constituent Documents and any related supplement thereto executed by an Investor in connection with the subscription for a stockholder interest in the Borrower as amended, restated, amended and restated, supplemented or otherwise modified from time to time and where the context may require, all Subscription Agreements, collectively.

“Subscription Documents” means, for any Investor, a Subscription Agreement, any Side Letter and any assignment or transfer documentation in connection with an Investor transfer.

“Subsequent Investor” means an Investor who becomes an Investor after the date hereof, whether due to a Transfer by an existing Investor or otherwise.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Advance” means any Advance bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator.

“Term CORRA Adjustment” means a percentage equal to 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for each Calculation Period, the 3-month Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Calculation Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars and for any tenor comparable to the applicable Calculation Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Third Amendment” means Amendment No. 3 to the Loan and Security Agreement, dated August 14, 2026, among the parties hereof.

“Third Amendment Effective Date” is defined in the Third Amendment.

“Traded Loan” means any Advance governed by LSTA documentation for which at least two bid-side price is available as determined by Markit Group Limited or LoanX.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“Transfer” has the meaning set forth in the definition of “Exclusion Event”.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unfunded Capital Commitments” means with respect to any Investor, the unfunded or remaining Capital Commitment of such Investor that may be called in accordance with the terms of the Borrower Constituent Documents, including, without duplication, any Returned Capital attributable to such Investor; provided that “Unfunded Capital Commitment” shall not include (x) the portion of such Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call or (y) any capital commitment (including any unfunded or remaining capital commitment) of Investors that would cause the assets of the Borrower to constitute “plan assets” within the meaning of the Plan Assets Rules.

“Unused Facility Amount” means, on any applicable date of determination, the aggregate Financing Commitments of all Lenders minus the aggregate outstanding amount of the Advances.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America. Any reference herein to “$” shall mean USD unless otherwise specified.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“U.S. Tax Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

ARTICLE I

MISCELLANEOUS

SECTION 1.01. Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall, absent any gross negligence or willful misconduct on its part, have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.02. Currency Equivalents Generally. For purposes of determining (a) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments and (b) the aggregate unutilized amount of the Financing Commitments, the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of such Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance is denominated in any Permitted Non-USD Currency, such amount shall be the Dollar Equivalent of such Permitted Non-USD Currency (rounded to the nearest 1,000 units of such Permitted Non-USD Currency).

article ii

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, each Lender hereby severally agrees to make available from time to time to the Borrower Advances, in U.S. Dollars or any Permitted Non-USD Currency, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment as of such time. The Financing Commitments shall terminate on the Maturity Date.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a)
Subject to the satisfaction or waiver of the conditions to an Advance set forth in Section 2.05 as of the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Borrower on the related Advance date (including without limitation for the purpose of making Permitted Distributions and Permitted RIC Distributions) as provided herein.
(b)
Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Borrower required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.
(c)
The Borrower shall use the proceeds of the Advances received by it hereunder to make a Permitted Distribution or Permitted RIC Distribution specified in the related Request for Advance or to pay the expenses or for other general corporate purposes of the Borrower. The proceeds of the Advances shall not be used for any other purpose.
(d)
With respect to any Advance, the Portfolio Manager shall, on behalf of the Borrower, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent not later than 11:00 a.m. New York City time, two (2) Business Days (except (i) with respect to any Advance denominated in USD, not later than 11:00 a.m., New York City time, one (1) Business Day and (ii) with respect to any Advance denominated in CHF, not later than 11:00 a.m., New York City time, five (5) RFR Business Days) prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, immediately after giving effect thereto, the Borrowing Base Test is satisfied. Subject to any deemed request pursuant to Section 3.01(h), no Request for Advance shall request a Daily Simple SOFR Advance unless the then-current Benchmark is Daily Simple SOFR.
(e)
The Borrower shall respond promptly to any reasonable requests for information related to its use of proceeds of Advances to the extent required by any Secured Party in connection with such Secured Party’s determination of its compliance with Regulation W. The Borrower shall not knowingly use the proceeds of any Advances to purchase any asset or securities from, or issued by, any Secured Party’s Regulation W Affiliate.

SECTION 2.04. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)
Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)
Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect.
(c)
Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Borrower and the Portfolio Manager, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.
(d)
Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of any directors or officers of the Borrower and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Borrower and the Portfolio Manager and any other legal matters relating to the Borrower, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.
(e)
Payment of Fees, Etc. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable by the Borrower in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Borrower hereunder.
(f)
PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(g)
Filings. Proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been (i) filed and are in full force and effect, or (ii) prepared in form and substance satisfactory to the Administrative Agent for such filing.
(h)
Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Borrower as debtor and that are filed in the jurisdiction in which the Borrower is organized and (ii) such other searches that the Administrative Agent deems necessary or appropriate.
(i)
Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Borrower, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.
(j)
Contact Information. The Administrative Agent shall have received the contact information for each Investor to the extent different from or otherwise not set forth in its Subscription Agreement.
(k)
Other Documents. Such other documents as the Administrative Agent may reasonably require.
(l)
Borrower Constituent Documents. The Administrative Agent (or its counsel) shall have received the Borrower Constituent Documents, each in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance (or waived by the Administrative Agent in its sole discretion):

(1)
the Effective Date shall have occurred;
(2)
the Borrower shall have delivered a Request for Advance in accordance with Section 2.03(d);
(3)
the Borrower shall have delivered a Borrowing Base Certificate, giving effect to such Advance;
(4)
no Default or Event of Default has occurred and is continuing;
(5)
[reserved];
(6)
all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7)
after giving pro forma effect to such Advance hereunder:

(w) the Borrowing Base Test is satisfied;

(x) the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule;

(y) the Dollar Equivalent of the outstanding principal amount of Advances denominated in each Permitted Non-USD Currency does not exceed the product of (i) the Applicable Non-USD Currency Cap and (ii) the Financing Commitments then in effect; and

(z) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the product of (i) 30% and (ii) the Financing Commitments then in effect; and

(8)
the amount of such Advance shall be not less than $1,000,000 (unless otherwise agreed to by the Administrative Agent in its sole discretion).

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders, the date on which any Advance shall be provided.

SECTION 2.06. Financing Commitment Increase Option. The Borrower may, at any time, submit a Financing Commitment Increase Option Request for an increase in the Financing Commitment, subject to satisfaction of the following conditions precedent:

(a)
each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;
(b)
no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;
(c)
the Borrowing Base Test is satisfied on and as of the Financing Commitment Increase Date;
(d)
all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;
(e)
no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;
(f)
the Borrower shall have paid to the Administrative Agent on the Financing Commitment Increase Date, for the account of each Lender, an upfront fee in an amount to be mutually agreed between the Borrower and the Administrative Agent;

(g)
any Financing Commitment Increase Option Request shall be in an amount not less than $50,000,000; and
(h)
after giving effect to such Financing Commitment Increase Option Request, the amount of such Financing Commitment Increase Option Request, aggregated with the amount of all prior increases in the Financing Commitment pursuant to this Section 2.06, shall not exceed $500,000,000; and
(i)
receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

Article III

ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01. The Advances.

(a)
Making the Advances. If the Lenders are required to make an Advance to the Borrower as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof (and use commercially reasonable efforts to make such Advance by 4:00 p.m., New York City time) by wire transfer of immediately available funds to the Administrative Agent for deposit to the (x) Collateral Account or (y) in the case of Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Advances.
(b)
Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period, as applicable, in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default under clause (a), (d), (e) or (m) of Article VII, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the Reference Rate for each Calculation Period, as applicable, in effect plus the Adjusted Applicable Margin.
(c)
Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided in this section. This

Section 3.01(c) shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)
Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.
(e)
Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority having jurisdiction over such Lender has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances or other Obligations, or materially restricts the authority of such Lender to (a) purchase or sell, or to take deposits of, the applicable currency or (b) determine or charge interest rates based upon the Term SOFR Rate or Daily Simple SOFR, then, on notice thereof by any Lender to the Borrower, (i) in the case of any determination described in clause (a), any obligation of such Lender to make or continue Advances or the Obligations in such currency shall be suspended until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist and, until such time, the Advances or Obligations of such Lender in such currency shall, at the option of the Borrower, be converted to, and shall continue, as Base Rate Advances and Obligations in an amount equal to the aggregate amount of such Advances and Obligations immediately prior to such suspension, and (ii) in the case of any determination described in clause (b), any obligation of such Lender to maintain Advances accruing interest at the Term SOFR Rate or Daily Simple SOFR, or to convert Advances accruing interest calculated by reference to the Base Rate to be Advances accruing interest calculated by reference to the Term SOFR Rate or Daily Simple SOFR, shall be suspended until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist and, until such time, the Advances or Obligations of such Lender outstanding at the time of such suspension shall, at the option of the Borrower, be continued as Base Rate Advance. Upon the prepayment of any such Advances, the Borrower shall also pay accrued and unpaid interest on the amount so prepaid. The Lenders agree to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Lenders, otherwise be materially disadvantageous to the Lenders; provided that no breakage costs shall be payable in connection with this Section 3.01(e).
(f)
Increased Costs.
(i)
If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)
If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender, or such Lender’s holding company for any such reduction suffered.
(iii)
A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within twelve (12) Business Days after receipt thereof.
(iv)
Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Lender or the Administrative Agent notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof.
(v)
Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Borrower be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)
If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f) or (B) defaults in its obligation to make Advances hereunder, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Borrower that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.
(g)
No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Borrower in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Borrower is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.
(h)
Alternate Rate of Interest.

(i) Temporary Benchmark Unavailability. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), if:

(a)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining the applicable Reference Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable tenor or applicable currency and such Calculation Period or (B) if the then-current Benchmark is Daily Simple SOFR, adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or
(b)
the Administrative Agent is advised by the Required Lenders that (A) the Reference Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) or (B) if the then-current Benchmark is Daily Simple SOFR, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) denominated in U.S. Dollars, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Request for Advance in accordance with the terms of Section 2.03(d), then, with respect for Advances referencing the affected Benchmark (1) any Request for Advance that requests a Term Benchmark Advance shall instead be deemed to be a request for (x) Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, (2) any Request for Advance that requests a Daily Simple SOFR Advance shall instead be deemed to be a request for a Base Rate Advance and (3) (x) any Request for Advance in Permitted Non-USD Currency with respect to the applicable Reference Rate for the applicable Calculation Period shall be ineffective and (y) the obligations of the Lenders to make any Advances in Permitted Non-USD Currency connection with such Reference Rate shall be suspended.

Furthermore, if any Daily Simple SOFR Advance or Term Benchmark Advance is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i) with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Request for Advance in accordance with the terms of Section 2.03(d) then, with respect to Advances referencing the affected Benchmark (1) any Term Benchmark Advance shall, on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, on such day, and (2) any Daily Simple SOFR Advance or any Advance denominated in Permitted Non-USD Currency shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

(ii) Permanent Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then;

(a)
if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and
(b)
if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices from and Determinations by the Administrative Agent. The Administrative Agent will promptly notify the Borrower and the Lenders of (a) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v) Unavailable Term Rate Tenors. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” or “Term SOFR Rate” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of definition of “Calculation Period” or “Term SOFR Rate” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for or conversion to an Advance to be made or converted during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for, or request for conversion to a Term Benchmark Advance into a request for, or conversion to, (A) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event or (ii) an Advance in a Permitted Non-USD Currency into a request for, or conversion to a Base Rate Advance.

During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Advance is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the applicable Reference Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.01(h), (1) any Term Benchmark Advance shall on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Advance and any Permitted Non-USD Currency Advance shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

SECTION 3.02. [Reserved].

SECTION 3.03. Taxes.

(a)
Payments Free of Taxes. All payments to be made hereunder by the Borrower in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Indemnification by the Borrower. The Borrower shall indemnify each Lender or the Administrative Agent, as the case may be, within twelve (12) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)
Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Tax Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)
any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) copies of executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
(D)
if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so; and
(E)
The Administrative Agent shall deliver to the Borrower an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement attesting to the fact that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3(a)(3)(iii) and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article iV

COLLECTIONS AND PAYMENTS

SECTION 4.01. [Reserved].

SECTION 4.02. [Reserved].

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a)
The Borrower shall pay the unpaid principal amount of the Advances in cash in the currency in which each relevant Advance was made (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date.
(b)
Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date and the Maturity Date; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period. Each payment of interest on an Advance shall be made in the currency in which such Advance was made.

(c)
(i) Subject to the requirements of this Section 4.03(c), the Borrower shall have the right from time to time to prepay outstanding Advances in whole or in part without any premium or penalty on any Business Day (except as set forth in Section 4.07(a)). The Borrower shall notify the Administrative Agent by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 5:00 p.m., New York City time, two (2) Business Days (except with respect to the prepayment of an Advance denominated in CFH, not later than 11:00 a.m., New York City time, five (5) RFR Business Days) before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Borrowing Base Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $1,000,000 or such lesser amount as is outstanding. Prepayments shall be accompanied by accrued and unpaid interest.
(ii)
At the request of any Lender, any optional prepayment pursuant to Section 4.03(c)(i)(D) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of such prepayment.
(d)
The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee which shall accrue at a rate per annum equal to the Commitment Fee Rate on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the Maturity Date. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)
The Borrower agrees to pay the Administrative Agent on the Effective Date, for the account of the Lenders, an Initial Upfront Fee. Once paid, such fees or any part thereof shall not be refundable under any circumstances.
(f)
Without limiting Section 4.03(c), the Borrower shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from Capital Contributions directed by the Administrative Agent pursuant to Section 8.02(c). All such prepayments shall be made in the currency of the applicable Advances and accompanied by accrued and unpaid interest in the same currency, and with respect to each currency shall be applied to the repayment of the longest outstanding Advance in such currency.
(g)
Notwithstanding any other provision of this Agreement, each optional repayment by the Borrower of an Advance hereunder may only be made if, after giving effect to such repayment, (i) the aggregate outstanding principal amount of Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the product of (x) 30% and (y) the Financing Commitments then in effect and (ii) the outstanding principal amount of Advances denominated in each Permitted Non-USD Currency does not exceed an amount equal to the product of (x) the Applicable Non-USD Currency Cap and (y) the Financing Commitments then in effect.

SECTION 4.04. [Reserved].

SECTION 4.05. [Reserved].

SECTION 4.06. Payments Generally.

(a)
All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Borrower for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and other amounts due to Lenders and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager in respect of the interest due on such Interest Payment Date and other amounts payable to the Lenders. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Borrower hereunder shall be made without setoff or counterclaim. Subject to Section 4.03, all payments hereunder shall be made in U.S. Dollars. All interest calculated using the Term SOFR Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)
At any time if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion exchange amounts held in the Collateral Account for one or more Permitted Non-USD Currencies, in each case at the Spot Rate for application hereunder.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a)
(i) Subject to the requirements of this Section 4.07(a) the Borrower shall be entitled at its option (A) without any premium or penalty on any Business Day that (i) JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or (ii) JPMorgan Chase Bank, National Association and or its Affiliates refinance this Agreement into a new credit facility in which such parties hold a majority of the commitments and loans thereunder or (B) at any time prior to the Maturity Date, up to but not more than three times during any Calculation Period, to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. The Borrower shall notify the Administrative Agent by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 5:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than $10,000,000.
(ii)
In connection with each optional commitment termination or reduction pursuant to Section 4.07(a)(i)(B) that is made, whether in full or in part, prior to the Maturity Date, the Borrower shall pay on the date of such termination or reduction a fee equal to 50% of the Applicable Margin for a Term Benchmark Advance that would have been payable on such reduced or terminated amount of the Financing Commitment (for the period beginning on such date of termination or reduction and ending on the Scheduled Termination Date).
(b)
[Reserved].
(c)
The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of an Event of Default.

article v

[Reserved]

article vi

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Borrower (and, with respect to clauses (a) through (e), (j), (l), (n), (t), (u), (w), and (aa), the Portfolio Manager) represent to the other parties hereto solely with respect to itself that as of the date hereof (or as of such other date as maybe expressly set forth herein):

(a)
it is duly organized, formed, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, formation, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;
(b)
the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)
the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material respect any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;
(d)
it is not subject to any Adverse Proceeding;
(e)
it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;
(f)
it is not required to register as an “investment company” as defined in the Investment Company Act;
(g)
it has not issued any securities that are or are required to be registered under the Securities Act;

(h)
it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) the Borrower Revolver, (iii) other Indebtedness permitted by the Borrower Constituent Documents, the Prospectus, the Investment Company Act, and state securities laws to the extent applicable, and (iv) Indebtedness arising in the ordinary course of business to purchase a future portfolio investment in accordance with the terms of this Agreement;
(i)
none of its underlying assets constitute “plan assets” within the meaning of the Plan Asset Rules;
(j)
as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;
(k)
it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;
(l)
it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties, except where noncompliance by it would not reasonably be expected to have a Material Adverse Effect;
(m)
it has not formed any Alternative Investment Vehicles that are not depicted on Schedule 1.01(A) hereto (or on an updated Schedule 1.01(A) delivered by the Borrower to Administrative Agent promptly upon formation of such Alternative Investment Vehicle);
(n)
(x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best of its knowledge, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;
(o)
[reserved];
(p)
it has timely filed all federal, state and other Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all federal, state and other Taxes owing or required to be withheld by it (if any) shown on such federal, state and other Tax returns, except in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(q)
it is and will be treated as a corporation (that intends to elect to be treated as a regulated investment company as defined in Section 851 of the Code) for U.S. federal income tax purposes;
(r)
it is a U.S. Tax Person;
(s)
[reserved];
(t)
neither it nor any of its Subsidiaries is (1) a Sanctioned Person; (2) a Person that resides or has a place of business in a Sanctioned Country or any country or territory which is designated as a “High-Risk Jurisdiction subject to a Call for Action” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in material compliance with all applicable provisions of the PATRIOT Act;
(u)
it has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its agents and its respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and Sanctions, and it and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any director, manager or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, to the extent such activity is prohibited by law;
(v)
it has good and marketable title to all its Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant hereto or which has been terminated;
(w)
it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Loan Documents or the transactions contemplated thereby;
(x)
there are no judgments for Taxes with respect to it and no claim has been asserted in writing with respect to its Taxes, except to the extent that any such claim is being contested in compliance with clause (p) above;
(y)
[reserved];
(z)
it has the following status (“Borrower Status”): (i) it is a “closed-end company” within the meaning of Section 5 of the Investment Company Act, (ii) it has elected to be treated as a business development company for purposes of the Investment Company Act, (iii) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an “affiliated person” or an “affiliated person” of an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of the Administrative Agent, (iv) it has only one series of capital stock authorized and outstanding, (v) [reserved] and (vi) it is not a party to any inter-fund lending arrangement between or among the Borrower with one or more other investment companies or pursuant to which the Borrower may make loans to any such investment company, or any such investment company may make loans to the Borrower;
(aa)
the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;
(bb)
no ERISA Event has occurred;
(cc)
all proceeds of the Advances will be used by the Borrower only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by it to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock;
(dd)
it complies, including after giving effect to any proposed Advance hereunder, and will comply in all material respects with applicable asset coverage and other leverage limits under the Investment Company Act, as interpreted by the SEC and its staff from time to time, after giving effect to any exemptive relief granted to the Borrower by the SEC or reliance upon any no-action letter of the SEC;
(ee)
the aggregate amount of the Unfunded Capital Commitments of all Investors in as of the date hereof is $1,488,821,314. The aggregate amount of the Eligible Unfunded Capital Commitments as of the date hereof is $1,488,821,314. There are no Capital Call Notices outstanding except as otherwise disclosed in writing to Administrative Agent. To its knowledge, no Investor is in default under the Borrower Constituent Documents or its Subscription Agreement, in each case, to which it is a party, except as otherwise disclosed in writing to Administrative Agent. The Borrower is the sole legal and equitable owners of the Capital Contributions resulting from any Capital Call on the Unfunded Capital Commitments of the Investors, has the sole right to make Capital Calls on the Investors for payment of all or any portion of their Unfunded Capital Commitments and, prior to the date hereof, has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in the Borrower Constituent Documents;
(ff)
each portfolio investment made by the Borrower in an entity that is an “investment company” within the meaning of the Investment Company Act complies with, and will be held by the Borrower in compliance with, Section 12(d)(1) of the Investment Company Act, Rule 12d1-4 under the Investment Company Act or Rule 12d1-1 under the Investment Company Act, in each case to the extent applicable, and in accordance with any interpretations, modifications or guidance provided by the SEC, SEC staff or other authority with appropriate jurisdiction; and
(gg)
it has not issued any of its securities in violation of any federal or state securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.02. Covenants. The Borrower (and, with respect to clauses (e), (g), (k)(A)-(B) and (r), the Portfolio Manager):

(a)
[reserved];
(b)
shall not fail to be Solvent;
(c)
shall not (a) transfer the Unfunded Capital Commitment of any Investor to any Alternative Investment Vehicle or (b) cause Capital Contributions to be made to an Alternative Investment

Vehicle, unless such Alternative Investment Vehicle has joined this Agreement as a Borrower or a pledgor with the consent of the Administrative Agent in its sole discretion;
(d)
shall not permit the Consolidated Leverage Ratio, as of any date of determination, to be greater than 200%;
(e)
shall comply in all material respects with all Anti-Corruption Laws and Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and Sanctions;
(f)
shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;
(g)
shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;
(h)
shall not enter into or be a party to any hedge agreement other than hedge agreements permitted by the Borrower Constituent Documents, the Prospectus, the Investment Company Act, and state securities laws to the extent applicable;
(i)
shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by it (or by the Administrative Agent on its behalf) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, formation, registration or incorporation unless it shall have given the Administrative Agent at least 10 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);
(j)
shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company, limited partnership, exempted company or exempted limited partnership, or corporation, as applicable, and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, limited partnership or corporation, as applicable, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;
(k)
shall comply with (A) all Applicable Law (including without limitation the Investment Company Act of 1940 (with respect to the Borrower), and whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (B) with respect to the performance of its respective obligations or the exercise of its respective rights, any applicable conflicts procedure set forth in its constituent documents, including its limited partnership agreement, the Borrower Constituent Documents or portfolio management agreement, as applicable and (C) including after giving effect to any proposed Advance hereunder, applicable asset coverage and other leverage limits under the Investment Company Act, as interpreted by the SEC and its staff from time to time, after giving effect to any exemptive relief granted to the Borrower by the SEC or reliance upon any no-action letter of the SEC;
(l)
shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;
(m)
[reserved];
(n)
shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules and (ii) it does not sponsor, maintain, contribute to or is required to contribute to, or has any direct liability with respect to, any Plan;
(o)
except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on its Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Administrative Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);
(p)
(i)
shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Borrower’s annual report on Form 10‑K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Borrower’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (iii) as soon as available and in any event within five (5) Business Days after the end of each calendar month (and on any date on which (i) there is a Capital Call, (ii) any failure to satisfy the Borrowing Base Test, or (iii) an Exclusion Event occurs), an updated Borrowing Base Certificate as of such date; (iv) within in two (2) Business Days following receipt thereof by any Credit Risk Party, a copy of any notice of default or other notice, in each case from any Investor related to Investor’s Capital Commitment and (v) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request; and
(ii)
shall promptly furnish to the Administrative Agent as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(i) or 6.02(p)(i)(ii), a compliance certificate, certified by a Responsible Officer of the Borrower to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that the Borrower is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been delivered to the Administrative Agent; (iii) stating that the representations and warranties of the Borrower contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (iv) describing all Indebtedness and hedge agreements of the Borrower or any subsidiary thereof and (v) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;
(q)
shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings diligently conducted and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;
(r)
subject to the requirements of Section 10.13, shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Borrower’s expense, as applicable, (A) to inspect and make copies of and abstracts from its records relating to the Collateral and (B) to visit its properties in connection with the collection, processing or managing of the Collateral for the purpose of examining such records, and to discuss matters relating to the Collateral or such Person’s performance under this Agreement and the other Loan Documents with any director, officer, employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Borrower with respect to review of the Collateral). The Borrower agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with its or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day’ prior notice will be required before any inspection, which shall occur during normal business hours;
(s)
shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)
shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Borrower may make Permitted Distributions and Permitted RIC Distributions each subject to any conditions and limitations set forth in the definitions thereof;
(u)
shall not permit the Net Asset Value of the Borrower, as reflected in the most recently delivered financial statements delivered pursuant to Section 6.02(p), to be less than 80% of the highest Net Asset Value of the Borrower since the Effective Date;
(v)
shall not request any Advance, and that it shall not, directly or knowingly indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the material violation of any Sanctions applicable to any party hereto;
(w)
[reserved];
(x)
[reserved];
(y)
shall not elect to be classified as other than a corporation for U.S. federal income tax purposes;
(z)
[reserved];
(aa)
shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral and the Administrative Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Administrative Agent or its designee to file a UCC financing statement with an appropriate collateral description;

(bb)
shall not permit (i) without the prior written consent of the Administrative Agent in its sole discretion, any Transfer of Included Investors’ stockholder interests in the Borrower and/or Capital Commitment which, if aggregated with all prior Transfer by the Included Investors, would be in a cumulative amount equal to or greater than 15% of the Eligible Unfunded Capital Commitments as of the date of such Transfer or (ii) any Transfer of any non-Included Investor's stockholder interests in the Borrower and/or Capital Commitment without (A) providing written notice to the Administrative Agent within five (5) Business Days after such Transfer and (B) complying with the applicable requirements set forth in clauses (dd) and (ee) below;
(cc)
shall not admit any Person as a Subsequent Investor if such Person is a Sanctioned Person; provided that no Subsequent Investor shall be considered an Included Investor (nor shall its Unfunded Capital Commitment be deemed an Eligible Unfunded Capital Commitment) for the purpose of calculating the Borrowing Base without the prior written consent of the Administrative Agent in its sole discretion and subject to the receipt of any documentation or other information regarding such Subsequent Investor as reasonably requested by the Administrative Agent;
(dd)
shall, in the event any Person is admitted as a Subsequent Investor, promptly deliver to the Administrative Agent a copy of such Subsequent Investor’s duly executed Subscription Documents and an updated Borrowing Base Certificate, containing the names and the Capital Commitments of each Investor;
(ee)
shall, prior to the effectiveness of a Transfer by any Investor, calculate whether, taking into account the Unfunded Capital Commitments of such Investor as if such Transfer had occurred, the Transfer would cause a failure to satisfy the Borrowing Base Test (and deliver an updated Borrowing Base Certificate reflecting such calculation), and, if so, shall effect any applicable Borrowing Base Cure prior to permitting such Transfer;
(ff)
shall not maintain any bank accounts or securities accounts into which any monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices other than the Collateral Accounts;
(gg)
shall deliver to the Administrative Agent a Borrowing Base Certificate promptly upon the Borrower’s knowledge of any Capital Event;
(hh)
[reserved];
(ii)
shall not act on behalf of a Sanctioned person or in a Sanctioned Country in any manner that would result in a violation of Sanctions by any party hereto or that could reasonably be expected to result in the designation of the Borrower or the Portfolio Manager as a Sanctioned Person, and none of the Borrower, the Portfolio Manager or any of their respective Subsidiaries, directors or officers is a Sanctioned Person. The Borrower does not own and will not acquire, and the Portfolio Manager will not cause the Borrower to own or acquire, any security issued by, or interest in, any Sanctioned Person or Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions;
(jj)
shall (i) notify the Administrative Agent of any proposed amendment, supplement, consent, waiver, change, or other modification to the Borrower Constituent Document prior to enacting such proposed amendment (and the Administrative Agent shall notify the Borrower within five (5) Business Days of confirmed receipt by the Administrative Agent of such notice, whether the Administrative Agent, acting reasonably, deems such proposed amendment, supplement, consent, waiver, change or other modification to be a material amendment adversely affecting the rights of the Secured Parties in the Collateral (a “Constituent Document Material Amendment”); (ii) not effect any Constituent Document

Material Amendment without the consent of the Administrative Agent and (iii) notify the Administrative Agent promptly in writing (A) upon (and in no event later than one (1) Business Day after) the execution of any Constituent Document Material Amendment and (B) by the next delivery of financial statements, the execution of any other amendment, supplement, consent, waiver, change or other modification to the Borrower Constituent Document, and in each case, furnish to the Administrative Agent copies of all such executed documents and other documents executed or delivered in connection therewith;
(kk)
shall give notice to the Administrative Agent promptly in writing upon (and in no event later than three (3) Business Days after) the occurrence of any of the following:
(1)
any Adverse Proceeding;
(2)
any Default (to the extent it obtains actual knowledge thereof) or Event of Default;
(3)
the Borrower or the Portfolio Manager obtaining actual knowledge of any material adverse claim asserted against the Collateral Account or any other Collateral;
(4)
any change in the information provided in the Beneficial Ownership Certification, if any, delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and
(5)
the Borrower or the Portfolio Manager obtaining actual knowledge that an Exclusion Event has occurred with respect to any Investor; and
(ll)
[reserved];
(mm)
[reserved];
(nn)
shall not issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution unless the Borrowing Base Test will be satisfied after giving effect to such Capital Contribution and uses of proceeds thereof and without delivering to the Administrative Agent simultaneously with delivery of such Capital Call Notices, copies of the Capital Call Notice for each Investor from whom a Capital Contribution is being sought (or a copy of the form thereof);
(oo)
[reserved];
(pp)
shall not, except as set forth in any applicable Subscription Agreement or Side Letter provided to the Administrative Agent prior to the designation of any Investor as an Included Investor, (i) without the prior written consent of Administrative Agent (which may be withheld in the reasonable discretion of Administrative Agent), cancel, suspend, reduce, excuse, reallocate, defer or abate the Unfunded Capital Commitment of any Investor, unless in each case in connection with a Transfer of Capital Commitments of such Investor otherwise permitted hereunder (each, a “Capital Event”); and (ii) without the prior written approval of Administrative Agent and the Lenders: (A) consent to any Investment Exclusion Event or (B) otherwise excuse any Investor from or permit any Investor to defer any Capital Contribution;

(qq)
shall ensure that, at all times from and including the Effective Date, at least 10% of the Capital Commitments are called pursuant to a Capital Call and remain called; provided that in each case, such requirement with respect to any Investor that becomes an Investor after the Effective Date shall apply only from and after the 60th day after the date such Investor becomes an Investor;
(rr)
shall maintain insurance of such types and in such amounts as are consistent with customary practices of “business development companies” (as defined in the Investment Company Act), except to the extent the failure to maintain any such insurance would not result in a Material Adverse Effect, or as may otherwise be required by the Investment Company Act or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Investment Company Act or any successor provision and errors and omissions insurance); and
(ss)
shall not, for purposes of the Loan Documents or financial reporting, value any portfolio investment or other property thereof other than in accordance with GAAP, applicable law (including the Investment Company Act), the Prospectus, and the Borrower’s valuation procedures.

article vii

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)
the Borrower shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amount other than principal, such failure continues for a period of two (2) Business Day following such failure;
(b)
any representation or warranty made or deemed made by or on behalf of the Borrower or the Portfolio Manager (collectively, the “Credit Risk Parties”) herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;
(c)
(A) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.02(b), (c), (d), (f), (g), (h), (i), (k)(C), (l), (o), (s), (t), (u), (v), (y), (bb), (cc), (ff), (ii), (nn) and (ss) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of forty-five (45) days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, administration or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect in any jurisdiction or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official in any jurisdiction for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;
(e)
any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, provisional liquidation, winding up, dissolution, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (or any of the foregoing is otherwise commenced or deemed to be commenced);
(f)
any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(g)
the passing of a resolution by the equity holders of the Borrower in respect of the liquidation, provisional liquidation, winding up or dissolution, in each case on a voluntary basis, of such Credit Risk Party;
(h)
any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of $25,000,000 (after giving effect to insurance, if any, available with respect thereto), shall be rendered against any such Credit Risk Party, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;
(i)
an ERISA Event occurs;
(j)
a Change of Control occurs;
(k)
The Borrower shall fail to maintain Borrower Status;
(l)
the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and, in each case, an Affiliate of the Portfolio Manager is not prior thereto or concurrently therewith appointed (and has accepted such appointment) with the consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed;
(m)
any event of default shall occur under the Borrower Revolver or any Indebtedness of the Borrower with an aggregate principal amount equal to or greater than $25,000,000;
(n)
[reserved];

(o)
the Portfolio Manager or any Affiliate Investor repudiates, challenges, or declares unenforceable its obligation to make contributions to the capital the Borrower pursuant to its Capital Commitments or shall otherwise disaffirm the provisions of the Borrower Constituent Documents or shall fail to make a contribution to the capital of the Borrower within five (5) Business Days of when required pursuant to the applicable Capital Call Notice (without regard to any notice or cure periods or any other circumstances whatsoever);
(p)
one or more Investors with aggregate Capital Commitments in excess of 15% of the aggregate Capital Commitments of all of the Investors shall fail to make their Capital Contribution within five (5) Business Days of when required pursuant to the applicable Capital Call Notice (after giving effect to any notice or cure periods in the Subscription Documents); ~~or~~
(q)
a Borrowing Base Cure Failure has occurred; or
(r)
following the first date a Minimum Funded Condition has been satisfied, the Borrower shall not fail to cause such Minimum Funded Condition to remain satisfied at all times thereafter;

then, and in every such event (other than an event with respect to the Borrower described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

article Viii

Collateral Account; COLLATERAL SECURITY

SECTION 8.01. The Collateral Account; Agreement as to Control.

(a)
[Reserved].
(b)
Administrative Agent in Control of Collateral Account. Each of the parties hereto hereby agrees that the Collateral Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a) of the UCC. The parties hereto agree that the Administrative Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over the Collateral Account except as otherwise provided in the applicable Account Control Agreement. The only permitted withdrawals from the Collateral Account shall be in accordance with the provisions of this Agreement. Each of the Administrative Agent and each Lender covenants and agrees that it will not cause or direct the Administrative Agent to issue a “Notice of Exclusive Control” under the Account Control Agreement with respect to the Collateral Account unless and until an Event of Default has occurred and is continuing.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a)
Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Borrower’s obligations to the Administrative Agent and the Lenders (collectively, the “Secured Parties”) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), the Borrower grants, mortgages, charges, assigns by way of security and pledges, by way of security to the Administrative Agent, a continuing security interest in favor of the Administrative Agent in all of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) (1) all securities accounts or deposit accounts of the Borrower into which any monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices, and all assets on deposit therein or credited thereto, (2) the Capital Calls, Capital Commitments (including Unfunded Capital Commitments), and Capital Contributions of the Borrower, including, without limitation, any rights to make Capital Calls, receive payment of Capital Contributions (so long as such receipt does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code) and enforce the payment thereof pursuant to the Borrower Constituent Document, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising, and (3) all of the Borrower’s rights, titles, interests, remedies, and privileges relating to the foregoing and all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof, in each of the foregoing clauses (1) through (3), other than any amounts that are properly withdrawn from a Collateral Account in compliance with the terms of the Loan Documents and not applied to pay the obligations or any proceeds therefrom (all of the property described in this Section 8.02(a) being collectively referred to herein as the “Collateral”).
(b)
Delivery and Other Perfection.
(i)
In furtherance of the collateral arrangements contemplated herein, the Borrower shall (1) Deliver to the Administrative Agent the Collateral hereunder as and when acquired by the Borrower; (2) if any of the securities, monies or other property pledged by the Borrower hereunder are received by the Borrower forthwith take such action as is necessary to ensure the Administrative Agent’s continuing perfected security interest in such Collateral (including delivering such securities, monies or other property to the Administrative Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Administrative Agent, at the expense of the Borrower, legal opinions from Kirkland & Ellis LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Administrative Agent’s security interest in any of the Collateral.
(ii)
The Borrower shall require that Investors wire-transfer to the applicable Collateral Account all monies or sums paid or to be paid by any Investors as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices. In addition, the Borrower shall promptly deposit such sums received directly from any Investors as Capital Contributions into the Collateral Account according to the terms set forth in this Section 8.02(b)(ii) (provided, that any such amount received by the Borrower shall be remitted to the Collateral Account within one (1) Business Day);
(iii)
the Borrower shall not open any account into which monies and sums are paid pursuant to Section 8.02(b)(ii) without prior notification to the Administrative Agent and promptly providing appropriate Account Control Agreements to the Administrative Agent relating thereto which shall in any event occur on or before such account has been opened, as are reasonably acceptable to the Administrative Agent. In connection with any replacement of the Collateral

Account, the Administrative Agent is hereby authorized to release the Lien on such replaced account upon the execution of Account Control Agreement relating to such replacement account.
(c)
Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Administrative Agent shall do any of the following:
(i)
Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, the initiation of Capital Call Notices on the Investors; provided, that any Capital Call Notice issued to the Subject Person and/or any other Investor of the Borrower, in the aggregate, shall not be in an amount that is greater than the amount in the corresponding Capital Call Notice issued to the Borrower), all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent or a designee of the Administrative Agent (acting at the direction of the Required Lenders ) may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Administrative Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;
(ii)
Transfer all or any part of the Collateral into the name of the Administrative Agent or a nominee thereof;
(iii)
Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
(iv)
Endorse any checks, drafts, or other writings in the Borrower’s name to allow collection of the Collateral;
(v)
Take control of any proceeds of the Collateral;
(vi)
Execute (in the name, place and stead of any of the Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or
(vii)
Perform such other acts as may be reasonably required to do to protect the Administrative Agent’s rights and interest hereunder.

provided, that, following an Event of Default (other than an Event of Default pursuant to Section 7.01(a), (d), (e), (f), (o), (p) or (q)) prior to the Administrative Agent exercising its right to deliver a Capital Call Notice to Investors in accordance with this Section 8.02(c) (but without, for the avoidance of doubt, limiting any other right or remedy of the Administrative Agent hereunder), the Borrower shall have an opportunity to deliver a Capital Call Notice to Investors in an amount sufficient to prepay the Secured Obligations in full; provided that (i) within one (1) Business Day following notice from the Administrative Agent of the occurrence of such Event of Default, the Borrower shall (x) deliver to the Administrative Agent a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent and (y) deliver such Capital Call Notice to Investors with instructions to wire-transfer the related Capital Contribution to the Collateral Account and (ii) such Capital Contributions are transferred to Collateral Account within ten (10) Business Days following the delivery of such Capital Call Notice).

(d)
Compliance with Restrictions. The Borrower and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Borrower and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable or accountable to the Borrower or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.
(e)
Private Sale. The Administrative Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Borrower and the Portfolio Manager hereby waive any claims against the Administrative Agent and each Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.
(f)
Administrative Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Administrative Agent as its attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Borrower by this appointment), with full authority in the place and stead of the Borrower and in the name of the Borrower from time to time in the Administrative Agent’s discretion, after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement in respect of Collateral or in connection with the enforcement of any of the Administrative Agent’s or Lenders’ remedies hereunder. Without limiting the generality of the foregoing, such appointment as true and lawful attorney shall include any and all of the following powers with respect to all or any of the Collateral: (i)(A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitments, (B) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral, (E) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding (including, without limitation, with respect to Capital Commitments) and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as the Administrative Agent may deem appropriate, (F) to cause the Borrower to intervene in any suit, action or proceeding with respect thereto and (G) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrower expense, as applicable, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or appropriate to protect, preserve or realize upon the Collateral and the Secured Parties’ Liens thereon for the ratable benefit of the Secured Parties and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do, (ii) to make allowances or adjustments related to Capital Commitments and (iii) initiate one or more Capital Calls. The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.
(g)
Further Assurances. The Borrower covenants and agrees that, from time to time upon the request of the Administrative Agent, the Borrower will execute and deliver such further documents, and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Borrower or the Portfolio Manager herein.
(h)
Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Borrower. Upon notice of any such termination by the Borrower, the Administrative Agent will, at the Borrower’s direction and sole expense execute and deliver to the Borrower or its nominee such documents as the Borrower shall reasonably request to evidence such termination and the release of the Collateral.
(i)
JPM Investors.
(i)
Recourse. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Sections 8.02(c) or Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, the Administrative Agent agrees that it shall not have any recourse to any JPM Investor or any of its assets with respect to the Secured Obligations. Nothing in this Section 8.02(i) shall result in any Investor that is not a JPM Investor being required to make a Capital Contribution or other similar payment pursuant to the exercise of the rights associated with the Collateral where such Investor’s pro rata share of the aggregate amount otherwise so called from all Investors is greater than what such pro rata share would have been had such exercise of rights also been exercised with respect to the JPM Investors. For the avoidance of doubt, it is understood and agreed that the Administrative Agent has been granted a security interest in the right to make Capital Calls on the Unfunded Capital Commitments of all Investors.
(ii)
Receipt of Proceeds. Notwithstanding anything to the contrary in this Agreement, in the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, neither the Administrative Agent nor any of its Affiliates shall be permitted to receive any proceeds or other amounts from any funding by a JPM Investor of a Capital Contribution as a result of (i) any payment by the Borrower of any Secured Obligations to the extent such payment was funded by a Capital Call on the JPM Investor or (ii) any payment of Secured Obligations made directly to the Administrative Agent by a JPM Investor as a result of the exercise of remedies by JPMCB of its rights under this Agreement or any other Loan Document. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or

Section 8.02(f) upon the occurrence and during the continuance of any Event of Default, no proceeds of Capital Contributions or any other payments from a JPM Investor shall be applied to the obligations. The Borrower shall use reasonable efforts to maintain its books and records in a manner consistent with this Section 8.02(i).
(iii)
Notice of JPM Investors. In the event that the Administrative Agent elects to commence the exercise of remedies pursuant to Section 8.02(c) or Section 8.02(f) upon the occurrence and during continuance of any Event of Default and the requirements of this Section 8.02(i) are then applicable, the Administrative Agent shall deliver written notice to the Borrower of each Investor constituting a JPM Investor at such time.

article ix

THE ADMINISTRATIVE AGENT

SECTION 9.01. Appointment of the Administrative Agent . Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Administrative Agent for the benefit of the Secured Parties.

The financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not the Administrative Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default, Event of Default or failure of the Borrowing Base Test has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the financial institution serving in the capacity of the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith or other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) with respect to the Administrative Agent, the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required by this Agreement to be delivered to it. The Administrative Agent shall not be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not timely receive reimbursement therefor hereunder.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein) any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Portfolio Manager), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

It is expressly acknowledged and agreed that the Administrative Agent shall not be responsible for, and shall not be under any duty to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement or other Loan Document.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by the Administrative Agent with due care. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor as provided in this paragraph, the Administrative Agent may resign at any time upon 30 days’ notice to the Lenders, the Portfolio Manager and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with, so long as no Event of Default has occurred and is continuing, the consent of the Portfolio Manager. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent (the “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing, the consent of the Portfolio Manager), on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as administrative agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent (including, if applicable, any rights, powers, privileges and duties under the Account Control Agreement), and the Retiring Agent shall be discharged from its duties and obligations hereunder. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Upon the request of the Borrower or the Administrative Agent or the successor agent, such retiring agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring agent hereunder. Upon request of any such successor agent, the Borrower and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall the Administrative Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Administrative Agent has been advised of such loss or damage and regardless of the form of action.

The Administrative Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Administrative Agent unless it shall be conclusively determined by a court of competent jurisdiction that the Administrative Agent was grossly negligent in ascertaining the pertinent facts.

The Administrative Agent shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

The Administrative Agent shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for filing or recording any financing, amendment or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence or willful misconduct, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, the Administrative Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war

SECTION 9.02. [Reserved].

SECTION 9.03. Acknowledgements of the Lenders.

(a)
Each Secured Party hereby agrees that (i) if the Administrative Agent notifies such Secured Party that the Administrative Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.
(b)
Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)
The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Secured Obligations.
(d)
Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent and or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 9.04. Notices.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured

Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05. Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) in connection with such Lender’s entrance into, participation in, administration of, and performance of the Advances, the Financing Commitments or this Agreement;
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption are satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, such Lender and the Borrower, provided that the Borrower’s consent may not be unreasonably withheld.
(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Portfolio Manager, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)
The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i)may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents (ii)may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or (iii)may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Borrower or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Borrower may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Borrower shall promptly object to the institution of any bankruptcy, winding‑up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Borrower or against the Borrower by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Borrower contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Borrower or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Borrower and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Borrower or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Borrower of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, partner, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)
The Borrower shall pay (1) all fees and reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Related Parties, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for the Administrative Agent and such other local counsel as required for the Administrative Agent in connection with the preparation and administration of this Agreement, any other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including due diligence with respect to the transactions contemplated hereby) and (2) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for the Administrative Agent and such other local counsel as required for it, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)
The Borrower shall indemnify the Administrative Agent, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving the Borrower or any third party), damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution, delivery or performance of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Borrower or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its officers, directors or employees. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
To the extent permitted by Applicable Law, neither the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against the Borrower or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Borrower's indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.
(d)
If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
(e)
This Section 10.04 shall survive the termination of this Agreement, the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Administrative Agent, the Required Lenders, the Borrower and the Portfolio Manager; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06. Successors; Assignments.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and, the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, not to be unreasonably withheld. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Borrower; provided that (1) no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment and (2) no consent of the Borrower shall be required, but reasonable notice to the Borrower shall be given, for an assignment to an assignee that is a bank or insurance company; provided, further, that no consent of the Borrower shall be required for an assignment to any Person following the occurrence and during the continuance of an Event of Default.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Section 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)
Any Lender may sell participations to one or more banks or insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.
(d)
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor provision. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of

Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a)
Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.
(b)
Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.
(c)
Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. The Administrative Agent and each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Administrative Agent or such Lender to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(1)
a reduction in full or in part or cancellation of any such liability;
(2)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(3)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person agrees to inform the Borrower to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Lender Participant in, or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement (other than any assignee to whom the Borrower has declined consent to the assignment thereto (to the extent such consent is otherwise required)), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or (ix) to the extent permitted or required under this Agreement or any Account Control Agreement. For purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized directors or officers as of the day and year first above written.

26North bdc, inc., as the Borrower

By
Name:
Title:

26north direct lending LP, as Portfolio Manager

By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By
Name:
Title: